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                                                                    Exhibit 99.1


                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF EXCELON CORPORATION.

                A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH
             THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY
        SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                Please complete and return the proxy card below.


                                   DETACH HERE

                               EXCELON CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2001

The undersigned stockholder of eXcelon Corporation ("eXcelon"), revoking all prior proxies, hereby appoints Robert N. Goldman, Satish Maripuri and Lacey P. Brandt, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of eXcelon which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109, on Wednesday, September 19, 2001, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders dated August 16, 2001 and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the annual meeting or any adjournments or postponements thereof. Attendance of the undersigned at the annual meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR SUCH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE                                              SEE REVERSE SIDE


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                                   DETACH HERE

[x] Please mark
votes as in
this example.

1. Issuance of shares under the merger agreement with C-bridge Internet Solutions, Inc.
                                                        FOR    AGAINST   ABSTAIN
                                                        [ ]      [ ]       [ ]

2. Grant of discretionary authority to adjourn the annual meeting until
   October 19, 2001.
                                                        FOR    AGAINST   ABSTAIN
                                                        [ ]      [ ]       [ ]

3. Election of Directors as a group as an integral part of the merger with C-bridge Internet Solutions, Inc.:

   Nominees: (01) Robert N. Goldman (Class II), (02) Joseph M. Bellini (Class
   II), (03) Jeffrey Horing (Class II), (04) Robert M. Agate (Class I), (05) Joseph L. Badaracco, Jr. (Class I), (06) Gerald B. Bay (Class I), (07) Kevin J. Burns (Class III), (08) Raymond J. Lane (Class III).

                                                      FOR ALL     WITHHELD FROM
                                                      NOMINEES     ALL NOMINEES
                                                        [ ]            [ ]

4. Increase in the number of shares issuable under 1996 Employee Stock Purchase Plan.
                                                        FOR    AGAINST   ABSTAIN
                                                        [ ]      [ ]       [ ]

5. Increase in the number of shares issuable under the 1996 Incentive and Nonqualified Stock Option Plan.
                                                        FOR    AGAINST   ABSTAIN
                                                        [ ]      [ ]       [ ]

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE
                                        AT LEFT [ ]

                                        Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

                                        Please sign exactly as your name
                                        or names appear(s) on your stock
                                        certificate. If you hold shares as
                                        joint tenants, both should


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                                        sign. If the stockholder is a
                                        corporation, please sign full
                                        corporate name by president or
                                        other authorized officer and, if a
                                        partnership, please sign full
                                        partnership name by an authorized
                                        partner or other authorized person. If
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.


Signature: ______________ Date: ______ Signature: _______________ Date: ________











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